Gold Banc                                                    Press Release

      CONTACT: Rick J. Tremblay
               Chief Financial
               Officer
               913.451.8050
               ricktremblay@goldbanc.com                        www.goldbanc.com

For Immediate Release



                  Gold Banc Reports Lifting of Regulatory Order


Leawood, Kansas (April 20, 2005) - Gold Banc Corporation, Inc. (Nasdaq: GLDB) today announced that the Federal Reserve Bank of Kansas City and the Office of the Kansas State Bank Commissioner have lifted their August 26, 2003 Written Agreement with the Company and Gold Bank, effective April 19, 2005. The regulators took this favorable action after their recent examination of the Company and Gold Bank based on improvements in the bank's risk management practices.

"We are obviously pleased the Federal Reserve Bank and the Kansas Bank Commissioner have agreed to terminate their regulatory order against our Company and Gold Bank. Our associates have worked diligently to improve and maintain our risk management practices. This result reflects the tremendous success of their efforts," said Mick Aslin, Chief Executive Officer of the Company and Gold Bank.

Conference Call
---------------
A conference call has been scheduled for April 21, 2005 at 9:00 a.m. (EDT) and 8:00 a.m. (CDT) to discuss earnings and results of operations for the first quarter, and its strategic direction and goals. An archived version of the call will be available on www.goldbanc.com accessible by clicking Presentations, after 5:00 p.m. (CDT) on April 22, 2005.

To call in, please call:

      (719) 457-2633
      Toll Free: (800) 967-7184
      Confirmation Code: 5432524

The operator will ask which category each participant belongs in as follows:

      1) Gold Banc Shareholders
      2) Financial Analyst/Investment Managers
      3) Associates
      4) Media


About Gold Banc
---------------
Gold Bank is the banking subsidiary of Gold Banc Corporation, Inc., a $4.4 billion financial services company offering banking and asset management services, headquartered in Leawood, Kansas. Gold Banc provides banking and wealth management services in Kansas, Missouri, Oklahoma, and Florida through 38 banking locations. Gold Banc is traded on NASDAQ under the symbol GLDB.


Forward-Looking Statements
--------------------------
This release contains forward-looking statements as described by the Private Securities Litigation Reform Act of 1995. These forward-looking statements pertain to present or future trends affecting the banking industry and the operations, policies, markets and practices of Gold Banc. Actual results could differ materially from those projected, and Gold Banc has no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.